SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  BNCCORP, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          4)   Proposed minimum aggregate value of transaction:

          5)   Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided  by  Exchange  Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                                  BNCCORP, INC.
                                  322 East Main
                          Bismarck, North Dakota 58501

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  June 6, 2001



     The annual meeting of stockholders of BNCCORP, Inc. ("BNC") will be held at 10:00 a.m. (Central Daylight Time) on Wednesday, June 6, 2001, at the Holiday Inn, 605 East Broadway Avenue, Bismarck, North Dakota, to consider and take action upon the following matters:

          1.   To elect three directors to hold office for three years and until
               their   respective   successors   shall  have  been  elected  and
               qualified; and

          2. To ratify the appointment of Arthur Andersen LLP as BNC's independent public accountants for 2001.

     The Board of Directors has set the close of business on Monday, April 16, 2001 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting or any adjournments.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                      By Order of the Board of Directors



                                           Annette Eckroth
                                           Secretary
Bismarck, North Dakota
May 7, 2001

                                  BNCCORP, INC.
                                  322 EAST MAIN
                          BISMARCK, NORTH DAKOTA 58501

                                 PROXY STATEMENT

     This Proxy  Statement  is  furnished  to holders of common  stock  ("Common
Stock") of BNCCORP, Inc. ("BNC" or the "Company"), in connection with the solicitation on behalf of the Board of Directors (the "Board") of proxies for use at the annual meeting of stockholders of BNC to be held on June 6, 2001and at any adjournments thereof (the "Annual Meeting"). Only stockholders of record of Common Stock at the close of business on April 16, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 2,394,330 shares of Common Stock outstanding. This Proxy Statement and BNC's 2000 Annual Report is being mailed to each stockholder of record on the Record Date commencing May 7, 2001.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Stockholders are urged to sign the accompanying form of proxy and return it in the envelope provided for that purpose. Proxies will be voted in accordance with each stockholder's directions. If no directions are given, proxies will be voted for the election of the nominees for directors and for the approval of the independent accountants set forth in this Proxy Statement. Granting the enclosed proxy does not affect the right to vote in person at the Annual Meeting and may be revoked at any time before it is voted.

     The holders of a majority of the shares of Common Stock issued and outstanding, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. If a quorum is present, directors will be elected by a plurality vote and the ratification of the appointment of the independent auditors will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting.

     Abstentions will be treated as present both for purposes of determining a quorum and the ratification of the appointment of the independent auditors. If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies, and may not or do not exercise discretionary power to grant a proxy with respect to such shares (a "broker non-vote"), then shares not voted (other than for the election of directors) will be counted as not present and not cast with respect to such proposal. Accordingly, broker non-votes will have no effect on the election of directors or the ratification of the appointment of the independent auditors, but abstentions will have the effect of a vote against the ratification of the independent auditors and have no effect on the election of directors.




                        PROPOSAL 1: ELECTION OF DIRECTORS

General

     At the Annual Meeting, three directors are to be elected to serve a three-year term, each to hold office until his successor is elected and qualified. The Board of Directors consists of three classes, each having a three-year term of office, with one class being elected each year. The persons named in the enclosed proxy intend to vote such proxy, unless otherwise directed, for the election of Messrs. Cleveland, Hipp and T. Scott as members of the class to serve until the 2004 annual meeting of stockholders. If, contrary to present expectations, any of the nominees to be elected at the Annual Meeting should become unavailable for any reason, the Board of Directors may reduce the size of the Board or votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board.

Information about Nominees, Directors and Executive Officers

     The following table provides certain information, as of April 16, 2001, with respect to each nominee, each other director whose term will continue after the Annual Meeting and each executive officer of the Company. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.


                                             Principal Occupation, Period of Service                         Board Committee
   Name and Age                              as a Director, Business Experience and                            Memberships
                                                        Other Information
--------------------------------------------------------------------------------------------------------------------------------
NOMINEES:
Cleveland, Gregory K.       53  Mr.  Cleveland,  a Certified Public  Accountant,  has served as an executive   Member of
                                officer and director of BNC since its  inception  in 1987.  He has served as   Executive
                                President  of BNC since  March  1995 and as Chief  Executive  Officer  since   Committee
                                November  2000.  He served as Chief  Financial  Officer of BNC from February
                                1994 to January  1998 and as Chief  Operating  Officer  from January 1998 to
                                November 2000.

Hipp, John A., M.D.         54  Dr. Hipp, who has been a director of BNC since 1988, has practiced  medicine   Member of
                                in  Bismarck  since  1980  as  a  principal  in  Pathology  Consultants,   a   Compensation
                                professional  corporation  specializing  in medical  laboratory and computer   Committee
                                consulting  services.  Dr. Hipp is board  certified in anatomic and clinical pathology by the American Board of Pathology.

Scott, Tracy J.             53  Mr.  Scott,  a Certified  Public  Accountant,  has served as Chairman of the   Member of
                                Board and a director  of BNC since he and Gregory K.  Cleveland  founded BNC   Executive
                                in 1987. Mr. Scott served as Chief  Executive  Officer of BNC until November   Committee
                                2000.

 OTHER DIRECTORS:

 Erickson, David A.          60  Mr. Erickson,  who has been a director since November 2000, has served as an  N/A
                                 Executive  Vice  President  of BNC  National  Bank since  August  1995.  Mr.
                                 Erickson  was a director  of BNC  National  Bank from July 1995 to  November
                                 2000. Mr. Erickson's term on the Board of Directors will expire in 2003.

 Forte-Pathroff, Denise,     44  Dr.  Forte-Pathroff  has been a director since November 2000. She had served  Member of Audit
 M.D.                            as a director of BNC  National  Bank from April 1994 to November  2000.  Dr.  Committee
                                 Forte-Pathroff is a board certified Dermatologist.  Dr. Forte-Pathroff is an
                                 Assistant  Clinical  Professor of Medicine at the University of North Dakota
                                 School  of  Medicine,  a  member  of  the  North  Dakota  Board  of  Medical
                                 Examiners,  a member of the board of  Medcenter I  School of  Nursing  and a member of the Advisory Board to the Burleigh County Extension  Service.  She
                                 is President of DFP,  Inc.,  a cosmetics  company that  develops and markets
                                 skin  care   products,   and   Headspin,   Inc.,   which   markets  a  child
                                 anti-abduction  system  patent.  Dr.  Forte-Pathroff's  term on the Board of
                                 Directors of BNC will expire in 2002.

 Johnsen, Richard M., Jr.    56  Mr.  Johnsen,  who has been a director  of BNC since  June 1995,  has served  Member of Audit since 1979 as Chairman of the Board and Chief  Executive  Officer of Johnsen  Committee
                                 Trailer  Sales,  Inc.,  which sells and  services  trailers in Bismarck  and
                                 Fargo,  North  Dakota.  Since 1990,  Mr.  Johnsen has also been a partner in
                                 Johnsen Real Estate Partnership,  which owns and operates rental property in
                                 Bismarck  and  Fargo,  North  Dakota.  Mr.  Johnsen's  term on the  Board of
                                 Directors will expire in 2002.



                                             Principal Occupation, Period of Service                         Board Committee
   Name and Age                              as a Director, Business Experience and                            Memberships
                                                        Other Information
--------------------------------------------------------------------------------------------------------------------------------

 Rebel, Brenda L.            42  Ms. Rebel, a Certified Public Accountant,  has been a director of BNC since   N/A
                                 September  1999 and has served as Chief  Financial  Officer and Senior Vice
                                 President  since  January  1998.  She served as Vice  President - Corporate
                                 Controller  from  August  1995 to  January  1998  and as Vice  President  -
                                 Regulatory  Compliance from June 1991 to July 1995. Ms. Rebel's term on the
                                 Board of Directors will expire in 2003.

 Scott, Brad J.              43  Mr.  Scott,  who has been a director  of BNC since May 1994,  has served as   N/A
                                 President of BNC National  Bank's  Bismarck branch since November 2000. Mr.
                                 Scott had served as an Executive  Vice  President of BNC National Bank from
                                 January  1997 to November  2000 and as BNC's Chief Credit  Officer  between
                                 July 1992 and  January  1997.  He joined BNC in January  1991 as the Senior
                                 Vice  President of  Commercial  Lending.  Mr.  Scott's term on the Board of
                                 Directors will expire in 2003.

 Woodcox, Jerry R.           58  Mr.  Woodcox,  who has been a director  of BNC since June 1995,  has served   Member of
                                 since 1970 as President of Arrowhead Cleaners and Laundry,  Inc., a laundry   Compensation
                                 and dry cleaning  services  business  operating in Bismarck,  North Dakota.   Committee
                                 Mr. Woodcox's term on the Board of Directors will expire in 2002.

 OTHER EXECUTIVE OFFICERS:

 Burke, Patricia L.          44  Ms.  Burke  serves as General  Counsel for BNC. Ms. Burke joined BNC in May   N/A
                                 1999.  Prior to that time she was employed as State's Attorney for Burleigh
                                 County in North Dakota for 12 years.

 Cleveland Goll, Shawn       32  Ms.  Cleveland Goll has served as Chief  Operating  Officer of BNC National   N/A
                                 Bank since  September  1999 and as Compliance  Officer since July 1995. Ms.
                                 Goll, a Certified Public Accountant and a Certified  Regulatory  Compliance
                                 Manager,  joined BNC in 1992 as an internal  auditor.  She is the  daughter of Gregory K. Cleveland.  Ms.  Cleveland Goll serves on BNC National Bank's
                                 Board of Directors.

 Peiler, Mark E.             30  Mr. Peiler,  who holds the Chartered  Financial  Analyst  designation,  has   N/A
                                 served as Investment  Officer for BNC since May 1998 and as Vice  President
                                 - Investment  Officer since  November  2000.  From 1997 to 1998, Mr. Peiler
                                 served  as  Assistant  Vice   President/Asset   Liability  Management  with
                                 MidAmerica  Bank,  and  from  1996  to  1997  as  Financial   Analyst  with
                                 BancServices  Company,  MidAmerica's parent company.  From 1995 to 1996, he was a  Registered  Representative  with  Prudential  Preferred in St. Louis
                                 Park, Minnesota.



Board of Directors Meetings and Committees

     During 2000, the Board held 12 regular meetings. The Board has established three committees, the Executive Committee, Audit Committee and Compensation Committee, each of which is briefly described below. During 2000, the Audit Committee and the Compensation Committee each met twice. The Executive Committee did not meet. During 2000, each director attended at least 75 percent of the total of the Board and committee meetings which he/she was obligated to attend.

     The members of the Executive Committee are Tracy J. Scott and Gregory K. Cleveland. The Executive Committee is authorized to exercise all powers of the Board of Directors to the extent permitted by Delaware law. All actions taken by the Executive Committee are submitted to the full Board for ratification.

     The Audit Committee, on which Mr. Johnsen and Dr. Forte-Pathroff serve, is responsible for: (i) making recommendations to the Board concerning the engagement of independent public accountants, (ii) consulting with the independent public accountants with regard to the plan of audit, (iii) consulting directly with BNC's Chief Financial Officer on any matter that the Audit Committee or the Chief Financial Officer deems appropriate in connection with carrying out the audit, (iv) reviewing the results of audits of BNC by its independent public accountants and certain regulatory agencies, (v) discussing audit recommendations with management and reporting results of its reviews to the Board of Directors, (vi) reviewing all related party transactions and all other potential conflict of interest situations, and (vii) performing such other functions as may be prescribed by the Board.

     The Compensation Committee is responsible for administering BNC's 1995 Stock Incentive Plan and Incentive Bonus Plan and performing such other functions as may be prescribed by the Board. The current members of the Compensation Committee are Messrs. Hipp and Woodcox.

Director Compensation

     Each director who is not an employee of BNC is paid a director's fee of $7,200 per year and fees of $500 for each committee meeting attended. Directors are reimbursed for expenses incurred in attending board and committee meetings.

Principal Stockholders

     The following table sets forth, as of March 31, 2001, certain information regarding beneficial ownership of the Common Stock by (i) each stockholder known by BNC to be the beneficial owner of more than 5 percent of the outstanding Common Stock, (ii) each director of BNC, (iii) each executive officer of BNC listed in the Summary Compensation Table set forth elsewhere herein, and (iv) all of BNC's directors and executive officers as a group. Unless otherwise indicated, BNC believes that the stockholders listed below have sole investment and voting power with respect to their shares based on information furnished to BNC by such owners.

                                                                 Percent of
                                           Number of Shares     Outstanding
Name of Beneficial Owner (1)              Beneficially Owned    Common Stock
----------------------------              ------------------    ------------
Tracy J. Scott...........................  134,249 (2)(3)(4)        5.6%
Gregory K. Cleveland.....................  118,990 (2)(3)(5)        4.9%
Brad J. Scott............................   54,137 (2)(3)           2.3%
Brenda L. Rebel..........................    8,055 (2)(3)           *
David A. Erickson........................  161,691 (2)(6)           6.8%
Denise Forte-Pathroff, M.D...............   58,911 (3)(7)           2.5%
John A. Hipp, M.D........................   88,150 (3)(8)           3.7%
Richard M. Johnsen, Jr...................    5,650 (3)              *
Jerry R. Woodcox.........................    3,750 (3)              *
BNC National Bank, as Trustee
  (the "Trustee") of the
  BNCCORP, Inc. 401(k)
  Savings Plan (9).......................  187,850                  7.9%
All directors and executive
  officers as a group
  (12 persons)...........................  640,875 (2)(3)          26.2%


--------------------
*Less than 1 percent.

(1) The address of Mr. T. Scott and Mr. Erickson is c/o BNCCORP, Inc., 322 East Main, Bismarck, North Dakota 58501, and the address of the Trustee is 322 East Main, Bismarck, North Dakota 58501.
(2) Includes the following number of shares allocated to such individual's account as of March 31, 2001 under the Company's 401(k) Savings Plan: Mr.
     T. Scott (17,487), Mr. Cleveland (4,196), Mr. B. Scott (21,241), Ms. Rebel (4,549), Mr. Erickson (38,871), and all directors and executive officers as a group (91,140).
(3) Includes shares that may be acquired within 60 days through exercise of stock options: Mr. T. Scott (13,234), Mr. Cleveland (20,057), Mr. B. Scott (9,213), Ms. Rebel (2,705), Dr. Forte-Pathroff (650), Dr. Hipp (650), Mr.
     Johnsen (650), Mr. Woodcox (650) and all directors and executive officers as a group (49,609).
(4)  Includes 1,000 shares owned by Mr. Scott's children.
(5) Includes 78,480 shares owned by Mr. Cleveland's wife and 13,000 shares under Gregory K. Cleveland PC Employees' Defined Benefit Plan.
(6)  Includes 38,820 shares owned by Mr. Erickson's wife.
(7) Includes 25,873 shares under Robert A. Pathroff, M.D. P.C. Profit Sharing Plan and 68 shares owned by Dr. Forte-Pathroff's children.
(8) Includes 87,500 shares owned by John A. Hipp and Barbara K. Hipp LLLP#1, a limited liability limited partnership.
(9) Each participant of the Company's 401(k) Savings Plan is entitled to direct the Trustee as to the manner in which to vote the shares allocated to the participant's account.

Compensation of Executive Officers

     The following table summarizes the compensation that BNC paid to its chief executive officer and each of its four most highly compensated executive officers during the three-year period ended December 31, 2000 whose total annual salary and bonus exceeded $100,000.


                          Summary Compensation Table


                                                                         Long-Term Compensation
                                                                 --------------------------------------
                                        Annual compensation              Awards             Payouts
                                  ------------------------------ ----------------------  --------------
                                                                 Restricted  Securities    Long-Term
       Name and                                     Other Annual   Stock     Underlying  Incentive Plan     All Other
  principal position      Year     Salary    Bonus  Compensation  Awards($)  Options(#)    Payouts($)    Compensation(2)(3)
------------------------ ------   --------  ------- ------------ ----------  ----------  --------------  ------------------

Tracy J. Scott..........  2000(1) $200,000        -            -          -           -               -        $7,284
   Chairman of the        1999     200,000        -            -          -           -               -         6,398
    Board and Chief       1998     200,000        -            -          -      12,000               -         6,434
    Executive Officer

Gregory K. Cleveland....  2000(1)  175,000        -            -          -           -               -         7,291
   President and Chief    1999     175,000        -            -          -           -               -         6,398
    Operating Officer     1998     175,000        -            -          -      24,000               -         6,434


Brad J. Scott...........  2000     120,000  $ 2,822            -          -           -               -         5,834
   Executive Vice         1999     120,000   48,234            -          -           -               -         5,198
    President,            1998     120,000   12,263            -          -       9,000               -         5,234
    BNC National Bank

Brenda L. Rebel.........  2000     100,000        -            -          -           -               -         5,636
   Chief Financial        1999      82,540        -            -          -           -               -         4,325
    Officer               1998      76,926        -            -          -           -               -         4,068


--------------------

(1) Mr. Scott ceased serving as BNC's Chief Executive Officer in November 2000 when Mr. Cleveland became Chief Executive Officer.

(2) Consists of (i) the Company's matching contributions to the Company's 401(k) Savings Plan in the following amounts: Mr. T. Scott ($5,250 in 2000, $5,000 in 1999 and $5,000 in 1998), Mr. Cleveland ($5,250 in 2000, $5,000
     in 1999 and $5,000 in 1998),  Mr. B. Scott ($5,250 in 2000,  $5,000 in 1999
     and $5,000 in 1998);  Ms. Rebel ($5,078 in 2000,  $4,127 in 1999 and $3,846
     in 1998); (ii) premium payments for life insurance policies providing death benefits to the executive officers' beneficiaries in the following amounts:
     Mr. T.  Scott  ($1,567  in 2000,  $1,398 in 1999 and  $1,434 in 1998),  Mr.
     Cleveland ($1,574 in 2000, $1,398 in 1999 and $1,434 in 1998), Mr. B. Scott
     ($221 in 2000, $198 in 1999 and $234 in 1998), and Ms. Rebel ($221 in 2000,
     $198 in 1999 and $222 in 1998); and (iii) payments to allow executives to purchase long-term disability insurance previously paid for by the Company:
     Mr. T. Scott ($467 in 2000); Mr. Cleveland ($467 in 2000); Mr. B. Scott ($363 in 2000); and Ms. Rebel ($337 in 2000).

(3) Perquisites and other personal benefits are not included because the aggregate amount of such compensation does not exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officers.



Options/SAR Grants During 2000

     There were no stock options or stock appreciation rights granted during the year ended December 31, 2000 to any of the named executive officers.

Aggregated  Option/SAR  Exercises  in Last Fiscal Year And  Year-end  Option/SAR
Values

     The number and value of unexercised stock options held by the Company's chief executive officer and each of its most highly compensated executive officers at December 31, 2000, whose annual salary and bonus exceeded $100,000, is set forth in the following table. The Company has not granted any stock appreciation rights. No stock options were exercised by these individuals during the year ended December 31, 2000.



                          Number of Unexercised     Value of Unexercised
                         Options at December 31,    In-the-Money Options
                                2000               at December 31, 2000 (1)
                        ------------------------- -------------------------
   Name                 Exercisable Unexercisable Exercisable Unexercisable
  ------                ----------- ------------- ----------- -------------
Tracy J. Scott              10,834         7,200   $       0   $         0

Gregory K. Cleveland        15,257        14,400           0             0

Brad J. Scott                7,413         5,400           0             0

Brenda L. Rebel              2,105         1,800           0             0

--------------------

(1) Calculated based on the market price at December 31, 2000, less the share price to be paid upon exercise.


Compensation Committee Interlocks and Insider Participation in Compensation Decisions

No executive officer of the Company served in 2000 as a director, or member of the compensation committee, of another entity one of whose executive officers served as a director, or on the Compensation Committee, of the Company.

Compensation Committee's Report on Executive Compensation

The Compensation Committee of the Board of Directors, which is comprised of two non-employee directors, Messrs. Hipp and Woodcox (the "Committee"), provides overall guidance as to the Company's executive compensation programs and administers the Company's stock option plan.

The Company's executive compensation policy seeks to ensure that the base and cash bonus compensation of the Company's executive officers and other key employees of the Company should be competitive with other similar size companies in the financial services industry while, within the Company, being fair and discriminating on the basis of individual performance. Awards of stock options are intended to retain executives and key employees and to motivate them to improve long-term stock market performance.

Compensation for Company executives consists of both cash and equity based opportunities. The annual cash compensation consists of base salary and incentive bonuses. Equity based opportunities are provided on a long-term basis under the 1995 Stock Incentive Plan.

Base Salary. The Committee believes that base salary ranges should reflect the competitive employment market and the relative internal responsibilities of the executive's position. An executive's position within a salary range is based upon his or her past performance, job duties, scope of responsibilities and expected future contributions. Most recent past performance is a prime determinant. The Committee considers salaries of executive officers within the context of an external survey of executive compensation of peer banks. Individual salary increases are based upon an assessment of the peer group average salary, the salary budget for the Company and the executive's performance. The Company's base salaries are generally within the range of comparable average salaries in the peer group.

There were no increases in the base salaries of the named executive officers during 2000 due to the Company's recent financial performance and the Committee's determination that base salaries are competitive and reflective of executive officer responsibilities.

Incentive Bonuses. In June 1995, the Company adopted an Incentive Bonus Plan (the "Incentive Plan") to provide annual incentive cash bonuses to BNC's employees. Under the Incentive Plan, each full-time employee of BNC is eligible to receive a cash bonus based on a percentage of his or her salary to be calculated according to a formula based on elements of the Company's performance during the annual performance period. Key performance indicators are generally balanced between growth, profit, asset quality and productivity. Additionally, the Incentive Plan includes performance "triggers" which, even though individual key performance targets may be achieved, preclude the payment of bonuses if overall targets, such as average return on stockholders' equity, are not achieved. Designated individuals are also eligible to receive an additional annual cash bonus based on a percentage of their annual salary according to a formula based on an increase in the Company's stock price during the annual performance period.

No incentive bonuses were paid to executive officers during 2000 because the Company did not achieve its targeted financial performance. The bonus paid to Mr. B. Scott during 2000 was a production-based bonus paid under the Company's lender compensation program.

Stock Incentive Plan. In June 1995, BNC adopted the 1995 Stock Incentive Plan (the "Stock Plan") to provide long-term incentives to its key employees, including officers and directors who are employees of BNC (the "Eligible Employees"). Under the Stock Plan, which is administered by the Committee, BNC may grant Eligible Employees incentive stock options, non-qualified stock options, restricted stock, stock awards or any combination thereof. The Committee establishes the exercise price of any stock options granted under the Stock Plan, provided that the exercise price may not be less than the fair market value of a share of Common Stock on the date of grant.

Compensation of the Chief Executive Officer. The Committee makes recommendations to the Board regarding the compensation of the Chief Executive Officer (the
"CEO"). The CEO does not participate in discussions about his compensation matters or in recommendations by the Committee of his compensation. The Board must approve all compensation actions regarding the CEO. The CEO's base salary was not adjusted during the 2000 fiscal year. Additionally, no cash or equity-based incentive bonuses were paid or granted due to the fact that the Company did not achieve its targeted financial performance.

Submitted by the Compensation Committee: John A. Hipp, M.D. / Jerry R. Woodcox

Audit Committee

The Audit Committee of the Board of Directors, which is comprised of two non-employee directors, Mr. Johnsen and Dr. Forte-Pathroff (the "Audit Committee"), provides oversight with respect to financial reporting, regulatory requirements, and the performance and independence of the Company's external auditor. The current members of the Audit Committee are "independent directors," as defined in Rule 4200(a)(15) of the NASD's listing standards. The Audit Committee will review its membership and make a recommendation to the Board regarding its membership to appoint another director to ensure that the composition of the Audit Committee meets those standards by June 2001. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Exhibit A.

Audit Committee's Report on Audit Matters

Audited Financial Statements. The Audit Committee has reviewed and discussed the audited financial statements of the Company for 2000 with the Company's management.

Required Matters. The Audit Committee has discussed with Arthur Andersen LLP, the Company's independent auditor for 2000 (the "Auditor"), the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards AU ss. 380), as may be modified or supplemented.

Independent Auditor's Fees. For its 2000 services, the Company paid the Auditor the following fees:

     o Audit Fees: $92,500 for services rendered for the review of the Company's quarterly financial statements and audit of the Company's annual financial statements for 2000, including all statutory audits.

     o    Financial  Information  Systems Design and Implementation  Fees: There
          were  no  services   rendered  in   connection   with  the  design  or
          implementation of software.

     o All Other Fees: $32,700 for all other matters, which were primarily audit and tax related.

Independence Disclosure. The Audit Committee has received written disclosures and the letter from the Auditor as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed with the Auditor the Auditor's independence. The Auditor's provision of non-audit services to the Company was compatible with the Auditor's independence.

Audit Committee Recommendation. Based upon its review and discussion of the audited financial statements of the Company for 2000 with management, discussion of required matters with the Auditor, and receipt of written independence compliance from the Auditor, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing for the 2000 fiscal year with the Securities and Exchange Commission.

Submitted by the Audit Committee: Denise Forte-Pathroff, M.D. / Richard M. Johnsen, Jr.



Performance Graph

     The graph below compares the cumulative total stockholder return of BNC's Common Stock from December 31, 1995 to December 31, 2000 with the cumulative total return of the S&P 500 Index and the NASDAQ Bank Stock Index. The performance graph assumes $100 invested in BNC's Common Stock and each of the S&P 500 Index and the NASDAQ Bank Stock Index on December 31, 1995 and, for the two indices, the reinvestment of dividends.


                                [GRAPH OMITTED]


                         12/31/95 12/31/96 12/31/97 12/31/98 12/31/99 12/31/00
                         -------- -------- -------- -------- -------- --------

The Company              $ 100.00 $ 123.46 $ 161.73 $ 106.17 $  58.02 $  58.64
S & P 500 Index            100.00   123.18   164.36   212.07   256.84   233.94
NASDAQ Bank Stock Index    100.00   132.04   221.06   219.64   211.15   240.91



Employment Agreements

     BNC has employment agreements with each of Tracy J. Scott and Gregory K. Cleveland (the "Executives"). Each of the Executives' employment agreements provides for a minimum annual salary and an annual incentive bonus as may, from time to time, be fixed by the Committee. The employment agreements with Messrs. Scott and Cleveland, each entered into in May 1995, provide for minimum annual salaries of $156,000 and $128,000, respectively. Each of the employment agreements had an initial term of three years and now automatically renews for consecutive one-year terms unless either the Company or the Executive terminates the agreement upon 90 day's notice prior to such automatic renewal.

     Under the employment agreements, each Executive receives such benefits as the Company provides under its employee benefits plan for its employees generally, or for its senior executive officers in particular, on the same terms as are applicable to other senior executives of the Company. If either Mr. Scott's or Mr. Cleveland's employment is terminated for any reason other than death, disability, or cause (as defined in the agreements), or if they terminate their employment for good reason (as defined in the agreements), or following a change in control (as defined in the agreements), then the Company must pay them a lump-sum amount equal to three times their current annual compensation.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires BNC's executive officers, directors, and persons who own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with NASDAQ Stock Market. BNC believes that all of the persons obligated to file these reports complied with all the filing requirements applicable to them with respect to transactions during 2000.


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The executive  officers,  directors and principal  stockholders  of BNC and members of their immediate families and businesses in which they hold controlling interests are customers of BNC National Bank (the "Bank"), and it is anticipated that such parties will continue to be customers of the Bank in the future. All outstanding loans and extensions of credit by the Bank to these parties were made in the ordinary course of business in accordance with applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unaffiliated persons, and in the opinion of management do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2000, the aggregate balance of the Bank's loans and advances under existing lines of credit to these parties, exclusive of loans to any such persons which in the aggregate did not exceed $60,000, was approximately $1.4 million or .52% of the Bank's total loans.





                    PROPOSAL 2: APPROVAL AND RATIFICATION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has, subject to ratification by the stockholders, appointed Arthur Andersen LLP to act as principal independent accountants for BNC for the fiscal year ending December 31, 2001. The firm has audited the financial statements of BNC for the past seven fiscal years and has advised BNC that neither the firm nor any of its partners has any connection during the past seven years with BNC, in any capacity other than that of independent accountants and auditors. The firm will have representatives at the Annual Meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

     The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as independent auditors for 2001.

                            AVAILABILITY OF FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission, is available without charge upon written request to:

       Brenda L. Rebel
       Chief Financial Officer
       BNCCORP, INC.
       322 East Main
       Bismarck, ND 58501



                                  MISCELLANEOUS

     The cost of soliciting proxies will be borne by the Company. The solicitation will be primarily by mail. In addition to the use of the mails, some of the officers, directors and regular employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview without additional remuneration therefor. The Company will reimburse banks, brokerage houses and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

     Regardless of the number of shares you hold, it is important that your Common Stock be represented at the Annual Meeting in order that the presence of a quorum can be secured. If you are unable to attend the Annual Meeting, you are urged to date and sign your proxy and return it without delay in the enclosed addressed envelope. The Common Stock represented by each proxy so signed and returned will be voted in accordance with the stockholder's directions.

Stockholder Proposals

     Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 2002 annual meeting of BNC, pursuant to regulations of the Securities and Exchange Commission, must forward such proposals to the Secretary of BNC at the address listed on the first page of this Proxy Statement in time to arrive at BNC prior to January 2, 2002.

     Under BNC's By-laws, advance notice of stockholder proposals must be received by March 23, 2002 in order to be considered at the 2002 annual meeting. The notice must give the following information with respect to any business the stockholder wishes to bring before the meeting: the name and address of the stockholder proposing the business, as they appear on BNC's stock records; class and number of shares of BNC Common Stock which the stockholder holds of record or beneficially, the dates upon which such shares were acquired, and documentary support for a claim of beneficial ownership; a copy of the proposal and supporting statement limited to not more than an aggregate of 500 words; and any material interest of the stockholder in the business.

                                   By Order of the Board of Directors

                                            Annette Eckroth
                                            Secretary
Bismarck, North Dakota
May 7, 2001